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                                Exhibit No. 11.1

                         Statement of Computation of Net
                          Investment Income Per Limited
                                Partnership Unit





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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999


                                                               2000              1999
                                                          -------------     -------------
Net Investment Loss                                       $     (62,635)    $     (38,334)

Percentage Allocable to Limited Partners                            100%              108%
                                                          -------------     -------------

Net Investment Loss Allocable
   to Limited Partners                                    $     (62,635)    $     (41,401)
                                                          =============     =============

Weighted Average Number of Limited
   Partnership Units Outstanding                                869,796           940,336
                                                          =============     =============

Net Investment Loss Per Limited
   Partnership Unit                                       $        (.07)    $        (.04)
                                                          =============     =============